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                                                                Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-24757 of Nordstrom Credit, Inc. on Form S-3 of our report dated April 6, 2000, appearing in this Annual Report on Form 10-K of Nordstrom Credit, Inc. for the year ended January 31, 2000.



DELOITTE & TOUCHE LLP
Seattle, Washington



April 26, 2000